UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

FIRSTPLUS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-13753	75-2561085
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
3965 Phelan Boulevard Beaumont, Texas 77707

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (409) 363-0695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of comment letters from the Securities Exchange Commission dated November 7, 2008, December 11, 2008 and February 13, 2009, respectively, concerning the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, filed March 31, 2008 and Form 10-QSB for the fiscal quarter ended June 30, 2008, filed September 25, 2008, the authorized officers of the Company  in consultation with  Buckno Lisicky & Company, P.C., the Company’s independent registered public accounting firm, concluded on December 1, 2008, January 9, 2009 and February 13, 2009 that the Company’s annual and quarterly financial statements included in the above Forms 10-KSB and 10-QSB should no longer be relied upon and should be restated.

The facts underlying this conclusion are that the comment letters above focused on certain inconsistencies contained in the disclosures within the filings in the areas including: Management Discussion and Analysis; Liquidity and Capital Resources; Critical Accounting Policies; and the Financial Statements taken as a whole. Management is in agreement with the Staff comments and is taking all actions necessary to amend the above annual and quarterly filings, accordingly.

The Company will restate the annual financial statements for the fiscal year ended December 31, 2007 and the Quarterly financial statements for the fiscal quarter ended June 30, 2008, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTPLUS FINANCIAL GROUP, INC.

Date: February 13, 2009	By:	/s/Gary D. Alexander
Name: Gary D. Alexander
Title: Acting Chief Financial Officer